Exhibit 10.1

Final Version

DIVIDEND REINVESTMENT PLAN OF

COMMONWEALTH CREDIT PARTNERS BDC I, INC.

Commonwealth Credit Partners BDC I, Inc., a Delaware corporation (the “Corporation”), has adopted the following plan (the “Plan”), to be administered by the Corporation or such other administrator as the Corporation may appoint (the “Plan Administrator”), with respect to dividends and other distributions declared by the Board of Directors of the Corporation (the “Board of Directors”) on shares of its common stock, par value $0.001 per share (the “Common Stock”):

1. Unless a stockholder specifically elects to receive cash as set forth below, all net investment income dividends and all capital gains distributions hereafter declared by the Board of Directors shall be payable in shares of the Common Stock of the Corporation, and no action shall be required on such stockholder’s part to receive a distribution in Common Stock.

2. Such net investment income dividends and capital gains distributions shall be payable on such date or dates as may be fixed from time to time by the Board of Directors to stockholders of record at the close of business on the record date(s) established by the Board of Directors for the net investment income dividend and/or capital gains distribution involved.

3. The Corporation shall use only newly-issued shares of its Common Stock to implement the Plan. The number of shares to be issued to a stockholder that has not elected to have its distributions in cash in accordance with paragraph 4 (each, a “Participant”) shall be determined by dividing the total dollar amount of the distribution payable to such Participant by the net asset value per share as of the last day of the Corporation’s fiscal quarter immediately preceding the date such distribution was declared (the “Reference NAV”); provided that in the event a distribution is declared on the last day of a fiscal quarter, the Reference NAV shall be deemed to be the net asset value per share as of such day.

4. A stockholder may elect from time to time to receive his or its net investment income dividends and capital gains distributions in cash. To exercise this option, such stockholder shall notify the Plan Administrator, in writing or by other means made available by the Plan Administrator so that such notice is received by the Plan Administrator no later than five days prior to the payment date fixed by the Board of Directors for the net investment income dividend and/or capital gains distribution. If the request to terminate participation in the Plan is received less than five days prior to the payment date then that dividend will be reinvested, but all subsequent dividends on all balances will be paid out in cash. Such election shall remain in effect (without the requirement to confirm the election) until the stockholder shall notify the Plan Administrator in writing of such stockholder’s withdrawal of the election, which notice shall be delivered to the Plan Administrator no later than five days prior to the payment date fixed by the Board of Directors for the next net investment income dividend and/or capital gains distribution by the Corporation.

5. The Plan Administrator will set up an account for shares acquired pursuant to the Plan for each Participant. The Plan Administrator will hold each Participant’s shares, together with the shares of other Participants, in non-certificated form in the Plan Administrator’s name or that of its nominee.

6. The Plan Administrator will confirm to each Participant each acquisition made pursuant to the Plan as soon as practicable but not later than 30 business days after the date thereof. Although each Participant may from time to time have an undivided fractional interest (computed to three decimal places) in a share of Common Stock of the Corporation, no certificates for a fractional share will be issued. However, dividends and distributions on fractional shares will be credited to each Participant’s account. In the event of termination of a Participant’s account under the Plan, the Plan Administrator will adjust for any such undivided fractional interest in cash at the market value of the Corporation’s shares at the time of termination.

7. If the Plan Administrator is not the Corporation, the Plan Administrator will forward to each Participant any Corporation related proxy solicitation materials and each Corporation report or other communication to stockholders, and will vote any shares held by it under the Plan in accordance with the instructions set forth on proxies returned by Participants to the Corporation or the Plan Administrator.

8. In the event that the Corporation makes available to its stockholders rights to purchase additional shares or other securities, the shares held by the Plan Administrator for each Participant under the Plan will be added to any other shares held by the Participant in certificated form in calculating the number of rights to be issued to the Participant.

9. If the Plan Administrator is not the Corporation, the Plan Administrator’s service fee, if any, and expenses for administering the Plan will be paid for by the Corporation.

10. Each Participant may terminate his or its participation in the Plan by so notifying the Plan Administrator by such means as the Plan Administrator may specify in writing to the Participants. Such termination will be effective immediately if the Participant’s notice is received by the Plan Administrator more than five days prior to any dividend or distribution payment date. If notice to terminate the Participant’s account is received less than five days prior to a payment date then that dividend or distribution will be reinvested, but all subsequent dividends and distributions will be paid out in cash on all balances. The Plan may be terminated by the Corporation upon notice in writing mailed to each Participant at least 30 days prior to any record date for the payment of any dividend or distribution by the Corporation.

11. If and for so long as the Corporation’s assets are treated as “plan assets” for purposes of ERISA, these terms and conditions may be amended or supplemented by the Corporation at any time upon the mutual consent of the Corporation and each Participant. Otherwise, these terms and conditions may be amended or supplemented by the Corporation at any time but, except when necessary or appropriate to comply with applicable law or the rules or policies of the Securities and Exchange Commission or any other regulatory authority, only by mailing to each Participant appropriate written notice at least 30 days prior to the effective date thereof. For the avoidance of doubt, in any event, the Corporation will provide prompt notice of any amendment or supplement to each Participant. The amendment or supplement shall be deemed to be accepted by each Participant unless, prior to the effective date thereof, the Plan Administrator receives written notice of the termination of the Participant’s account under the Plan. Any such amendment may include an appointment by the Plan Administrator in its place and stead of a successor agent under these terms and conditions, with full power and authority to perform all or any of the acts to be performed by the Plan Administrator under these terms and conditions so long as such appointment is approved by the Corporation. Upon any such appointment of any agent for the purpose of receiving dividends and distributions, the Corporation will be authorized to pay to such successor agent, for each Participant’s account, all dividends and distributions payable on shares of the Corporation held in the Participant’s name or under the Plan for retention or application by such successor agent as provided in these terms and conditions.

12. For as long as the Corporation is the Plan Administrator, a Participant may notify the Plan Administrator at 525 Okeechobee Boulevard, Suite 1050, West Palm Beach, FL 33401, Attention: Plan Administrator, or such other administrator as the Corporation may appoint.

13. The Plan Administrator will at all times act in good faith and use its best efforts within reasonable limits to ensure its full and timely performance of all services to be performed by it under this Plan and to comply with applicable law, but assumes no responsibility and shall not be liable for loss or damage due to errors unless such error is caused by the Plan Administrator’s breach of its fiduciary duties under ERISA (if and for so long as the Corporation’s assets are treated as “plan assets” for purposes of ERISA), negligence, bad faith, or willful misconduct or that of its employees or agents.

14. These terms and conditions shall be governed by the laws of the State of Delaware, without regard to the conflicts of law principles thereof, to the extent such principles would require or permit the application of the laws of another jurisdiction.

Effective as of March 24, 2022